Two Harbors Investment Corp. Reports First Quarter 2021 Financial Results
Hedge Benefits of MSR Result in Stable Performance During Volatile Quarter

NEW YORK, May 5, 2021 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2021.
Quarterly Summary
•Reported book value of $7.29 per common share, representing a (2.2)% quarterly return on book value(1)
•Generated Comprehensive Income of $(48.5) million, representing an annualized return on average common equity of (9.3)%
•Reported Core Earnings of $45.8 million, or $0.17 per weighted average basic common share(2)
•Declared a first quarter common stock dividend of $0.17 per share
•Continued strength in mortgage servicing rights (MSR) flow-sale program; settled $21.3 billion unpaid principal balance (UPB) of MSR
◦Closed on an additional $1.1 billion UPB of MSR and executed term sheets on an additional $7.2 billion of UPB of MSR through bulk purchases
•Executed on actions to optimize liability and capital structure:
◦Issued $287.5 million principal amount of 5-year convertible senior notes due 2026
◦Repurchased and retired $143.7 million principal amount of convertible senior notes due 2022
◦Completed the redemption of $75 million Series D and $200 million Series E preferred shares
•Expanded funding capacity with the closing of a $300 million MSR asset financing facility, of which $225 million is committed

Post Quarter End Update
•Executed term sheets on $6.1 billion UPB of MSR through bulk purchases

“With mortgage spreads at historically tight levels, our Agency + MSR strategy, with its lower exposure to mortgage spreads, is especially attractive,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “As spreads normalize, we expect to increase leverage and deploy excess capital at more attractive levels. In the meantime, we are committed to growing our MSR portfolio and have expanded our funding capacity to execute on that strategy.”

(1) Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2) Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2021 and fourth quarter of 2020:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2021			Three Months Ended December 31, 2020
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(48,512)	$(0.18)	(9.3)%	$113,481	$0.41	22.1%
GAAP Net Income	$222,941	$0.81	42.8%	$192,220	$0.70	37.4%
Core Earnings(1)	$45,830	$0.17	8.8%	$82,007	$0.30	15.9%

Operating Metrics
Dividend per common share	$0.17			$0.17
Annualized dividend yield(2)	9.3%			10.7%
Book value per common share at period end	$7.29			$7.63
Return on book value(3)	(2.2)%			5.8%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$11,914			$14,673
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	1.6%			1.9%
___________
(1)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.8 million for the first quarter of 2021 and $2.2 million for the fourth quarter of 2020 and nonrecurring expenses of $2.0 million for the first quarter of 2021 and $1.5 million for the fourth quarter of 2020.

“We grew the MSR portfolio despite high refinance rates, demonstrating the strength of our platform,” stated Matt Koeppen, Two Harbors’ Chief Investment Officer. “The MSR market remains healthy and performance should be well-supported in a higher rate environment. We expect to continue to source new servicing through flow and bulk channels at attractive levels.”

Portfolio Summary
The company’s portfolio was comprised of $13.6 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional hedges as of March 31, 2021. Additionally, the company held $5.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2021 and December 31, 2020:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2021		As of December 31, 2020
	(unaudited)		(unaudited)
Agency
Fixed Rate	$11,453,989	84.1%	$14,627,097	89.7%
Other Agency(1)	64,011	0.4%	72,411	0.4%
Total Agency	11,518,000	84.5%	14,699,508	90.1%
Mortgage servicing rights(2)	2,091,761	15.4%	1,596,153	9.8%
Other	9,219	0.1%	13,031	0.1%
Aggregate Portfolio	$13,618,980		$16,308,692
Net TBA position(3)	5,024,575		5,481,479
Total Portfolio	$18,643,555		$21,790,171

Portfolio Metrics	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(4)	2.25%	2.26%
Annualized cost of funds on average borrowing balance during the quarter(5)	0.60%	0.50%
Annualized net yield for aggregate portfolio during the quarter	1.65%	1.76%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Includes interest income on RMBS and servicing income net of servicing expenses and amortization on MSR.
(5)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of March 31, 2021	As of December 31, 2020
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(6)	$104.90	$104.95
Weighted average three month CPR on Agency RMBS	30.8%	27.0%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.4%	99.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.6%	0.6%
______________
(6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2021	As of December 31, 2020
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$179,014,244	$177,861,483
Gross weighted average coupon	3.6%	3.7%
Weighted average original FICO score(2)	757	756
Weighted average original LTV	73%	74%
60+ day delinquencies	2.9%	3.2%
Net servicing fee	26.5 basis points	26.8 basis points

	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
	(unaudited)	(unaudited)
Fair value gains	$327,438	$2,522
Servicing income	$107,119	$100,549
Servicing expenses	$24,221	$22,595
Change in servicing reserves	$661	$1,591
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2021	As of December 31, 2020
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$4,800,000	$5,197,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	15,221,597	12,646,341
Swaptions net notional, utilized as macroeconomic hedges	—	3,750,000
Total interest rate swaps and swaptions notional	$15,221,597	$16,396,341
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of March 31, 2021 and December 31, 2020:

March 31, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$11,676,062	0.24%	3.29	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	443,458	3.70%	10.39	4
Term notes payable collateralized by MSR	395,891	2.91%	38.86	n/a
Unsecured convertible senior notes	423,337	6.25%	41.31	n/a
Total borrowings	$12,938,748

December 31, 2020	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$15,143,898	0.28%	1.91	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	283,830	2.95%	12.89	3
Term notes payable collateralized by MSR	395,609	2.95%	41.82	n/a
Unsecured convertible senior notes	286,183	6.25%	12.53	n/a
Total borrowings	$16,109,520

Borrowings by Collateral Type	As of March 31, 2021		As of December 31, 2020
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$11,674,486		$15,141,999
Mortgage servicing rights and related servicing advance obligations	839,349		679,439
Other - secured	1,576		1,899
Other - unsecured(1)	423,337		286,183
Total	$12,938,748		$16,109,520

Debt-to-equity ratio at period-end(2)	4.8	:1.0	5.2	:1.0
Economic debt-to-equity ratio at period-end(3)	6.4	:1.0	6.8	:1.0

Cost of Funds Metrics	Three Months Ended March 31, 2021		Three Months Ended December 31, 2020
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.6%		0.6%
Agency RMBS and Agency Derivatives	0.3%		0.3%
Mortgage servicing rights and related servicing advance obligations(4)	3.9%		3.9%
Other - secured	2.1%		2.4%
Other - unsecured(1)(4)	6.8%		6.8%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 6, 2021 at 9:00 a.m. EDT to discuss first quarter 2021 financial results and related information. To participate in the teleconference, please call toll-free 800-263-0877, conference code 5273239, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investors section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 6, 2021, through 12:00 a.m. EDT on June 5, 2021. The playback can be accessed by calling 888-203-1112, conference code 5273239. The call will also be archived on the company’s website in the Investors section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation with PRCM Advisers related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN, 55305, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $11,067,188 and $14,043,175, respectively; allowance for credit losses $18,170 and $22,528, respectively)	$11,473,390	$14,650,922
Mortgage servicing rights, at fair value	2,091,761	1,596,153
Cash and cash equivalents	1,159,306	1,384,764
Restricted cash	812,654	1,261,667
Accrued interest receivable	40,527	47,174
Due from counterparties	60,293	146,433
Derivative assets, at fair value	55,145	95,937
Reverse repurchase agreements	76,000	91,525
Other assets	222,839	241,346
Total Assets	$15,991,915	$19,515,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$11,676,062	$15,143,898
Revolving credit facilities	443,458	283,830
Term notes payable	395,891	395,609
Convertible senior notes	423,337	286,183
Derivative liabilities, at fair value	16,162	11,058
Due to counterparties	144,270	135,838
Dividends payable	60,384	65,480
Accrued interest payable	11,906	21,666
Other liabilities	99,729	83,433
Total Liabilities	13,271,199	16,426,995
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 and 40,050,000 shares issued and outstanding, respectively ($726,250 and $1,001,250 liquidation preference, respectively)	702,550	977,501
Common stock, par value $0.01 per share; 700,000,000 shares authorized and 273,718,537 and 273,703,882 shares issued and outstanding, respectively	2,737	2,737
Additional paid-in capital	5,165,683	5,163,794
Accumulated other comprehensive income	370,148	641,601
Cumulative earnings	1,265,913	1,025,756
Cumulative distributions to stockholders	(4,786,315)	(4,722,463)
Total Stockholders’ Equity	2,720,716	3,088,926
Total Liabilities and Stockholders’ Equity	$15,991,915	$19,515,921

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2021	2020
	(unaudited)
Interest income:
Available-for-sale securities	$55,652	$248,684
Other	457	6,823
Total interest income	56,109	255,507
Interest expense:
Repurchase agreements	8,470	152,605
Revolving credit facilities	4,695	3,531
Term notes payable	3,211	4,804
Convertible senior notes	6,350	4,776
Federal Home Loan Bank advances	—	1,592
Total interest expense	22,726	167,308
Net interest income	33,383	88,199
Other income (loss):
Gain (loss) on investment securities	132,868	(1,081,607)
Servicing income	107,119	130,797
Gain (loss) on servicing asset	327,438	(586,665)
Loss on interest rate swap and swaption agreements	(15,599)	(250,596)
Loss on other derivative instruments	(276,011)	(133,468)
Other (loss) income	(5,742)	798
Total other income (loss)	270,073	(1,920,741)
Expenses:
Management fees	—	14,550
Servicing expenses	24,947	19,905
Compensation and benefits	8,188	8,277
Other operating expenses	7,487	6,801
Restructuring charges	—	719
Total expenses	40,622	50,252
Income (loss) before income taxes	262,834	(1,882,794)
Provision for (benefit from) income taxes	22,677	(13,138)
Net income (loss)	240,157	(1,869,656)
Dividends on preferred stock	17,216	18,950
Net income (loss) attributable to common stockholders	$222,941	$(1,888,606)
Basic earnings (loss) per weighted average common share	$0.81	$(6.91)
Diluted earnings (loss) per weighted average common share	$0.74	$(6.91)
Dividends declared per common share	$0.17	$—
Weighted average number of shares of common stock:
Basic	273,710,765	273,392,615
Diluted	311,465,060	273,392,615

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2021	2020
	(unaudited)
Comprehensive loss:
Net income (loss)	$240,157	$(1,869,656)
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(271,453)	(198,070)
Other comprehensive loss	(271,453)	(198,070)
Comprehensive loss	(31,296)	(2,067,726)
Dividends on preferred stock	17,216	18,950
Comprehensive loss attributable to common stockholders	$(48,512)	$(2,086,676)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,	Three Months Ended December 31,
	2021	2020
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Core Earnings:
Comprehensive (loss) income attributable to common stockholders	$(48,512)	$113,481
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	271,453	78,739
Net income attributable to common stockholders	$222,941	$192,220

Adjustments for non-Core Earnings:
Realized gain on securities	(69,194)	(52,082)
Unrealized (gain) loss on securities	(62,539)	10,210
(Reversal of) provision for credit losses	(1,135)	4,509
Realized and unrealized gain on mortgage servicing rights	(390,704)	(61,968)
Realized loss on termination or expiration of swaps and swaptions	6,350	2,546
Unrealized loss on interest rate swaps and swaptions	10,899	14,096
Loss (gain) on other derivative instruments	294,952	(37,752)
Other loss (income)	5,817	(399)
Change in servicing reserves	661	1,591
Non-cash equity compensation expense	1,790	2,243
Other nonrecurring expenses	1,971	1,541
Change in restructuring charges	—	(294)
Net provision for income taxes on non-Core Earnings	24,021	5,546
Core Earnings attributable to common stockholders(1)	$45,830	$82,007

Weighted average basic common shares	273,710,765	273,699,079
Core Earnings attributable to common stockholders per weighted average basic common share	$0.17	$0.30
_____________
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive loss attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(unaudited)
Net Interest Income:
Interest income	$56.1	$72.5	$89.7	$107.3	$255.5
Interest expense	22.7	22.6	29.2	62.1	167.3
Net interest income	33.4	49.9	60.5	45.2	88.2
Other income:
Servicing income, net of amortization(1)	43.9	41.1	42.2	51.0	55.2
Interest spread on interest rate swaps	1.7	2.0	0.8	(56.3)	(12.6)
Gain on other derivative instruments	18.9	43.5	32.9	11.9	5.3
Other income	0.1	0.1	0.1	0.1	0.1
Total other income	64.5	86.7	76.0	6.7	48.0
Expenses	36.2	37.3	43.5	46.8	47.0
Core Earnings before income taxes	61.7	99.3	93.0	5.1	89.2
Income tax (benefit) expense	(1.3)	(1.7)	(1.5)	0.6	2.6
Core Earnings	63.0	101.0	94.5	4.5	86.6
Dividends on preferred stock	17.2	19.0	18.9	19.0	19.0
Core Earnings attributable to common stockholders(2)	$45.8	$82.0	$75.6	$(14.5)	$67.6
Weighted average basic Core EPS	$0.17	$0.30	$0.28	$(0.05)	$0.25

Core earnings return on average common equity	8.8%	15.9%	15.7%	(3.1)%	7.3%
________________
(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.